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                                                                    Exhibit 23.4
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Sara Lee Corporation of our report dated April 26, 2001 relating to the financial statements of The Earthgrains Company, which appears in the Current Report on Form 8-K/A of Sara Lee Corporation dated August 8, 2001, as amended. We also consent to the reference to us under the heading "Experts" in Amendment No. 1 to the Registration Statement.


/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
May 10, 2002